UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2014

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

0-20288	91-1422237
(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2014, the Board of Directors (the “Board”) of Columbia Banking System, Inc. (the “Company”) adopted the 2014 Stock Option and Equity Compensation Plan (the “2014 Plan”) for its employees and directors. The 2014 Plan provides that the Personnel and Compensation Committee of the Company, which shall act as the administrator of the 2014 Plan, may award to eligible participants incentive stock options, nonqualified stock options, restricted shares, restricted stock units, stock appreciation rights, and/or cash awards.

The Board believes that awards under the 2014 Plan are essential to attract and retain the services of individuals who are likely to make significant contributions to the Company’s success, to encourage ownership of the Company’s common stock by employees and directors, and to promote the Company’s success by providing rewards for exceptional service and long-term incentives for future contributions to the Company.

In addition to being a recruitment and retention tool, an additional purpose of the 2014 Plan is to allow for incentive-based compensation that is deductible under Section 162(m) of the Internal Revenue Code. The 2014 Plan will serve as successor to the Company’s Amended and Restated Stock Option and Equity Compensation Plan. Up to 1,800,000 shares of the Company’s common stock will be authorized for issuance under the 2014 Plan. The foregoing description of the 2014 Plan is qualified in its entirety by reference to the full text of the 2014 Plan, which is included as Appendix A to the Company’s Schedule 14A (definitive proxy statement) filed with the Securities and Exchange Commission on March 21, 2014 and which is incorporated herein by reference.

The shareholders of the Company approved the adoption of the 2014 Plan at the Company’s 2014 Annual Meeting of Shareholders on April 23, 2014 (the “2014 Annual Meeting”). Details regarding the vote on this matter are included below in Item 5.07.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As noted above, the Company held its 2014 Annual Meeting on April 23, 2014. There were 51,463,239 shares outstanding and entitled to vote at the 2014 Annual Meeting; of those shares, 47,332,362 were present in person or by proxy. The following matters were voted upon at the 2014 Annual Meeting:

1. The election of ten directors to serve on the Board until the 2015 annual meeting or until their successors have been elected and have qualified;

2. The approval of the 2014 Stock Option and Equity Compensation Plan;

3. An advisory (non-binding) resolution to approve the compensation of the Company’s executive officers;

4. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The following is a summary of the voting results for the matters voted upon by the shareholders.

1. Election of Directors

Director’s Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David A. Dietzler	43,777,225	40,195	103,555	3,411,387
Melanie J. Dressel	43,264,367	566,982	89,626	3,411,387
John P. Folsom	43,228,269	596,916	95,790	3,411,387
Frederick M. Goldberg	43,223,655	603,841	93,479	3,411,387
Thomas M. Hulbert	43,240,896	586,751	93,328	3,411,387
Michelle M. Lantow	43,795,363	34,486	91,126	3,411,387
S. Mae Fujita Numata	43,779,998	48,387	92,590	3,411,387
Daniel C. Regis	43,227,135	597,866	95,974	3,411,387
William T. Weyerhaeuser	43,243,039	585,924	92,012	3,411,387
James M. Will	43,225,278	591,505	104,192	3,411,387

2. Approval of the 2014 Stock Option and Equity Compensation Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,813,739	980,984	126,252	3,411,387

3. An Advisory (non-binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,777,894	1,985,817	157,264	3,411,387

4. Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,551,334	665,374	115,654	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	2014 Stock Option and Equity Compensation Plan, incorporated by reference to Appendix A of the DEF 14A filed March 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2014	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Clint E. Stein
Clint E. Stein Executive Vice President and Chief Financial Officer